Exhibit 99.1

Paul to Succeed Pauldine as President of DeVry University

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--March 18, 2014--DeVry Education Group (NYSE:DV), a global provider of educational services, today announced that Robert Paul will succeed David J. Pauldine as president of DeVry University effective July 1, 2014. The DeVry University board of trustees in conjunction with the DeVry Group board of directors began an exhaustive internal and external search following Pauldine’s announcement last November that he intended to retire. Paul is currently president of Carrington College California, a part of DeVry Education Group. Prior to that, Paul served as vice president of metro operations at DeVry University.

“Rob is a proven leader having successfully led Carrington through its ongoing turnaround. Given his in–depth knowledge of the operations at DeVry University, he is the perfect choice to succeed Dave,” said Richard Rodriguez, chairman of the board of trustees of DeVry University. “We would like to thank Dave for his many years of dedicated service to the students of DeVry University and will wish him well once he retires. Until then, we look forward to working closely with him as he helps Rob transition into his new role.”

Pauldine will remain with DeVry Group through September to ensure a smooth transition of leadership. The governing board of Carrington College California plans to conduct an internal and external search for Paul’s successor. Contact Constantine Alexandrakis at constantine.alexandrakis@russellreynolds.com for more information.

About DeVry University

Founded in 1931, DeVry University is one of the largest, private sector universities in North America. The university’s mission is to foster student learning through high-quality, career-oriented education integrating technology, business, science and the arts. With more than 90 locations, DeVry University delivers practitioner-oriented undergraduate and graduate degree programs onsite and online that meet the needs of a diverse and geographically dispersed student population. Home to five colleges of study, including Business & Management, Engineering & Information Sciences, Health Sciences, Liberal Arts & Sciences, and Media Arts & Technology, DeVry University’s outstanding faculty members work in the fields that they teach, providing students with real-world experiences that prepare them for high-growth careers.

DeVry University is institutionally accredited by The Higher Learning Commission and a member of the North Central Association of Colleges and Schools, www.ncahlc.org. DeVry University, a part of DeVry Education Group Inc. (NYSE: DV), is based in Downers Grove, Ill. For more information about DeVry University, find us on Twitter @DeVryUniv, Facebook /DEVRYUNIVERSITY or visit newsroom.devry.edu.

About DeVry Education Group

The purpose of DeVry Education Group is to empower its students to achieve their educational and career goals. DeVry Education Group Inc. (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare, technology, accounting and finance. For more information, please call (630) 353-3800 or visit www.devryeducationgroup.com.

Certain statements contained in this release concerning DeVry Group's future performance, including those statements concerning DeVry Group's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Group or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry Group's most recent Annual Report on Form 10-K for the year ending June 30, 2013 and filed with the Securities and Exchange Commission on August 29, 2013.

CONTACT:
DeVry Education Group
Investor Contact:
Joan Walter
jwalter@devrygroup.com
(630) 353-3800
or
Media Contact:
Donna Shaults
dshaults@devry.edu
(630) 353-9013